Exhibit 99
      INTERNATIONAL [LOGO] PAPER

                                                   2 MANHATTANVILLE ROAD
                                                   PURCHASE, NY 10577-2196

   News Release




               Media Contacts:                Analyst Contacts
               Carl Gagliardi                 Carol Tutundgy
               (914) 397-1666                 (914) 397-1632
               Molly Sullivan                 Maryanne Rupy
               (914) 397-1652                 (914) 397-1626
                                              Brian Turcotte
                                              (914) 397-1623

               1995 RECORD EARNINGS YEAR FOR INTERNATIONAL PAPER-- FOURTH-QUARTER PROFITS UP 66 PERCENT OVER 1994 FOURTH QUARTER

January 9, 1996


PURCHASE, N.Y. -- International Paper reported 1995 net earnings of
$1.2 billion or $4.50 a share, more than three times the 1994 net earnings of $357 miilion or $1.43 a share. Sales were $19.8 billion, a 32 percent increase over 1994 sales of $15 billion.


        "This has been the most profitable year in Interational Paper's history," said John A. Georges, chairman and chief executive officer of International Paper. "The company's performance reflects record demand for paper and packaging products throughout most of 1995, the increasing breadth of our product and customer bases and the benefits of our productivity and cost-reduction programs. These improvements, together with the expanded position in Carter Holt Harvey, contributed to the record results."


        International Paper's 1995 fourth-quarter net earnings were $263 million or $1.01 per share. As previously announced, the fourth quarter includes expenses before taxes of about $70 million, or $.17 a share, mostly relating to severance costs and asset write-offs. Severance costs, which account for about two-thirds of the total, reflect a reduction in employment by some 1,300 people at several facilities and businesses in the United States and Europe. Quarterly earnings without the expenses would have been $1.18 per share.


        Fourth-quarter 1995 earnings after these expenses were up 66 percent over 1994 fourth-quarter earnings of $154 million, or $.61 share.
Fourth-quarter sales were $5.1 billion, a 24 percent increase over fourth-quarter 1994 sales of $4.1 billion.



        "Our improved productivity and efficiency are especially important to the company's profitability as paper and packaging markets weakened during the fourth quarter," Georges said. "We expect this market weakness to continue into the early part of 1996. However, we anticipate that demand for our products will resume their growth as the economy improves and our customers complete the inventory adjustments we believe are responsible for the weaker demand.


        "Our acquisition of Federal Paper Board is expected to conclude during the first quarter of 1996. We believe this merger represents solid value for our company and our shareholders.


        "We also have significant worldwide expansion programs underway that will benefit earnings beginning later this year. These include added capacity for printing papers, containerboard and oriented strand board in the United States, packaging board in Poland, non-wovens in Mexico and liquid packaging in France."


        In 1995, the largest sales and earnings gains were in the company's printing papers segment, which benefited from high demand and a series of price increases early in the year. Packaging earnings also improved significantly for similar reasons. ResourceNet's results were also strong, reflecting improved paper markets, as well as expansion into new markets.


        Several of the company's businesses, including wood products and some specialty businesses, were lower for the year.


        International Paper, an official sponsor of the 1996 Olympic games, is a worldwide producer of printing papers, packaging and forest products. The company also operates specialty businesses and a broadly based paper distribution network. International Paper has manufacturing operations in 28 countries and exports its products to more than 130 nations.


                                     # # #

                          International Paper Company
                       Summary of Consolidated Earnings
                           Preliminary and Unaudited
           (In millions except for net sales and per share amounts)
           (Per share amounts adjusted for two-for-one stock split)


                                Three Months Ended       Twelve Months Ended
                                    December 31              December 31
                                  1995       1994          1995       1994
                                --------   --------      --------   --------

Net Sales (In billions)         $    5.1   $    4.1      $   19.8   $   15.0
                                --------   --------      --------   --------

Earnings Before Interest,
  Income Taxes, Minority
  Interest and Cumulative
  Effect of Accounting
  Change                             599        338         2,521      1,064

  Interest expense, net              122         94           493        349
                                --------   --------      --------   --------

Earnings Before Income
  Taxes, Minority Interest
  and Cumulative Effect of
  Accounting Change                  477        244         2,028        715


  Povision for income taxes          168         82           719        236

  Minority interest expense,
    net of taxes                      46          8           156         47
                                --------   --------      --------   --------

  Earnings Before Cumulative
    Effect of Accounting
    Change                           263        154         1,153        432 (b)

  Cumulative effect of change
    in accounting for start
    up costs                                                             (75)(a)
                                --------   --------      --------   --------

Net Earnings                    $    263   $    154      $  1,153   $    357
                                ========   ========      ========   ========

Earnings Per Common Share

 Earnings Before Cumulative
   Effect of Accounting
   Change                       $   1.01   $   0.61      $   4.50   $   1.73 (b)


 Cumulative effect of change
   in accounting for start up
   costs                                                               (0.30)(a)
                                --------   --------      --------   --------

Earnings Per Common Share       $   1.01   $   0.61      $   4.50   $   1.43
                                ========   ========      ========   ========

Average Shares Outstanding         260.8      251.3         256.5      249.7
                                ========   ========      ========   ========

(a) Effective January 1, 1994 a pre-tax charge of $125 million ($75 million after taxes or $0.30 per share) was recorded as the cumulative effect of the change in accounting for start up costs. The change in accounting for start up costs also resulted in additional operating earnings for the full year 1994 of $17 million ($10 million after taxes or $0.04 per share) for a net after-tax impact of $65 million or $0.26 per share. Quarterly earnings were restated to reflect the cumulative effect charge and the additional current-year earnings.

(b) $422 million or $1.69 per share before $17 million ($10 million after taxes or $0.04 per share) of additional earnings for the current-year effect of the change in accounting for start up costs.



INTERNATIONAL PAPER
SALES BY BUSINESS SEGMENT
Preliminary and Unaudited
(In Millions)

                                Three Months Ended       Twelve Months Ended
                                    December 31              December 31
                                  1995       1994          1995       1994
                                --------   --------      --------   --------

Printing Papers                 $  1,505   $  1,275      $  6,175   $  4,400

Packaging                          1,130        920         4,420      3,375

Distribution                       1,250        960         5,025      3,470

Specialty Products                   900        675         3,300      2,590

Forest Products                      630        415         2,100      1,715

Less: Intersegment Sales            (339)      (118)       (1,223)      (584)
                                --------   --------      --------   --------
                                $  5,076   $  4,127      $ 19,797   $ 14,966
                                ========   ========      ========   ========